UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 14, 2006

Lithia Motors, Inc. (Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

360 E. Jackson Street
Medford, Oregon 97501
(Address of Principal Executive Office)

Registrant's telephone number including area code 541-776-6868

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02	Results of Operations and Financial Condition

        On November 15, 2006, Lithia Motors, Inc. issued a press release announcing that it will restate certain of its historical financial statements and revise its financial results for the three and nine month periods ended September 30, 2006, which were previously reported in an October 31, 2006 press release. A copy of the press release related to its revised financial results is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. As described in Item 4.02 below, the restatement and revision of financial information relates to the elimination of cash flow hedge accounting for interest rate swaps associated with floor plan financing.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

        On November 14, 2006, management determined that our financial statements for the quarters ended March 31, 2006 and June 30, 2006, and as of and for the years ended December 31, 2005, 2004 and 2003 and the related quarterly periods should no longer be relied upon as a result of an accounting error in those financial statements relating to the Company's derivative accounting under Statement of Financial Accounting Standards 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133").

        We are restating our previously reported financial information for the first and second quarters of 2006 and as of and for the years ended December 31, 2005, 2004 and 2003 to correct an error in those financial statements relating to our derivative accounting under SFAS 133. In addition, we are revising the financial results for the three and nine month periods ended September 30, 2006, which were previously reported in an October 31, 2006 press release. We will also be restating for other errors that were previously deemed to be immaterial.

        We enter into interest rate swap agreements to reduce our exposure to market risks from changing interest rates on our new vehicle floorplan lines of credit. The difference between interest paid and interest received, which may change as market interest rates change, was accrued and recognized as either additional floorplan interest expense, or a reduction thereof.

        We account for our derivative financial instruments in accordance with SFAS No. 133 as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities-an amendment of FASB Statement No. 133" and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities" (collectively, "the Standards"). The Standards require that all derivative instruments (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value, and that changes in the derivatives fair value be recognized currently in earnings unless specific hedge accounting criteria are met. From inception of the hedging program, we applied a method of cash flow hedge accounting under SFAS No. 133 to account for the interest rate swap transactions that allowed us to assume the effectiveness of such transactions (the so-called "short-cut" method). We recently concluded that the interest rate swap transactions did not qualify for the "short-cut" method in prior periods because of certain prepayment clauses in the floor plan agreements. Furthermore, although management believes that the swaps would have qualified for hedge accounting under the "long-haul" method, hedge accounting under SFAS No. 133 is not allowed retrospectively because the hedge documentation required for the "long-haul" method was not in place at the inception of the hedge. Eliminating the application of cash flow hedge accounting reverses the fair value adjustments that were made on our balance sheet in other comprehensive income into our income statement.

        Although the swaps do not retrospectively qualify for hedge accounting under SFAS No. 133, there is no overall effect on operating cash flows for these changes and the effectiveness of the swaps as hedge transactions has not been affected by these changes in accounting treatment. We expect that, in future periods, our swap transactions will qualify under the "long-haul" method for fair value accounting as a hedge transaction and thus be reflected on the balance sheet through other comprehensive income.

        Management' s disclosure on internal controls over financial reporting and, therefore, disclosure controls and procedures, will indicate that it found a material weakness related to SFAS 133 as of September 30, 2006, June 30, 2006, March 31, 2006 and the year ended December 31, 2005.

        Management and the Audit Committee has consulted with KPMG LLP, who has served as our independent auditors since the inception of our interest rate swaps, regarding the matters disclosed in this Form 8-K in reaching the conclusion to restate the financial statements for the above mentioned periods.

Item 9.01        Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
99.1 Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date:	November 14, 2006	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary